Exhibit 99

                                  PRESS RELEASE


INNOVO GROUP RAISES APPROXIMATELY $9 MILLION IN PRIVATE PLACEMENT OF COMMON
STOCK

LOS ANGELES, December 2, 2003 -- Innovo Group Inc. (NASDAQ: INNO - News), a sales and marketing organization designing and selling branded and private label apparel and accessory products to the retail and private label markets, announced today that it has completed a private placement of 2,996,667 million shares of Common Stock at $3.00 per share to institutional and accredited investors. As part of the transaction, the Company also issued to these investors Common Stock purchase warrants to acquire 599,333 shares of Common Stock at an exercise price of $4.00 per share. The weighted average combined price of the Common Stock and the warrants is $3.20 per share. The placement agent for the offering was SunTrust Robinson Humphrey Capital Markets.

The Company intends to use the net proceeds from this private placement for working capital and general corporate purposes in fiscal 2004.

"This financing will allow us to continue to develop our branded and private label strategies, fund inventory for our Spring 2004 shipments to our growing customer base and provide added flexibility to explore additional opportunities which complement our existing business," said Marc Crossman, Chief Financial Officer of Innovo Group.

These securities have not been registered under the Securities Act of 1933, as amended or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from the registration requirements. The Company has agreed to file a registration statement to register for resale the common stock issued in the offering as well as the shares underlying the warrants. This press release is not an offer to sell or the solicitation of an offer to buy the securities discussed herein. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933.

About Innovo Group Inc.

Innovo Group Inc., through its subsidiaries Innovo Inc., Joe's Jeans and Innovo Azteca Apparel, Inc., is a sales and marketing organization designing and selling craft, accessory and apparel products to the retail and premium markets. The Company's craft products include canvas and denim totebags and aprons. The Company's accessory product line is comprised of such products as licensed and non-licensed backpacks, totebags, waist packs and handbags. The Company's apparel products consist of knit shirts and high-end denim jeans, which includes products under the Joe's brand as well as the Shago(R) and Fetish(R) brands. More information is available at the company web site at www.innovogroup.com.

Statements in this news release which are not purely historical facts are forward-looking statements, including statements containing the words "believe,"

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"estimate, "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are based upon information available to Innovo Group Inc. on the date of this release. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, whether this financing alone will allow the Company to continue to develop its branded and private label strategies, find inventory for its Spring 2004 shipments and provide the flexibility to explore additional opportunities which complement its existing businesses, continued acceptance of the Company's products in the marketplace, successful implementation of its strategic plan, the extension or refinancing of its existing bank facility and the restrictions any such extension or refinancing could place on the Company, the ability to obtain new financing from other financing sources, the ability to generate positive cash flow from operations and asset sales, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. Readers are cautioned not to place undue reliance on forward-looking statements.

Contact:

Innovo Group Inc.
Marc Crossman: 323-725-5572